Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

January 27, 2021

In accordance with the provisions of Section 18-214 of the Delaware Limited Liability Company Act (the “LLC Act”), CSI Compressco GP Inc. (the “Corporation”) hereby executes this Certificate of Conversion (this “Certificate”) for the purpose of converting the Corporation (the “Conversion”) to a limited liability company (the “Limited Liability Company”) and, in connection therewith, certifies as follows:

1.	The jurisdiction where the Corporation first formed is the State of Delaware.

2.	The jurisdiction of the Corporation immediately prior to filing this Certificate is the State of Delaware.

3.	The date the Corporation was first formed is October 30, 2008.

4.	The name of the Corporation immediately prior to filing this Certificate is “CSI Compressco GP Inc.”

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is “CSI Compressco GP LLC.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first set forth above.

CSI COMPRESSCO GP INC.

By:	/s/ Kimberly M. O’Brien
Name: Kimberly M. O’Brien
Title: Corporate Secretary

Signature Page to Certificate of Conversion